Consensus Cloud Solutions, Inc.
Reports First Quarter 2026 Results
Reaffirms Full Year 2026 and Releases Q2 2026 Guidance

LOS ANGELES -- Consensus Cloud Solutions, Inc. (NASDAQ: CCSI) today reported financial results for the first quarter of 2026.

“I am pleased that our Q1 achievements continued the momentum from 2025. We continued to see strength in our corporate channel, which exceeded 8% revenue growth in the quarter and had the highest year over year revenue growth since Q4 2022. We also saw improvement in the SoHo channel ahead of our expectations. We were able to repurchase approximately 600,000 shares of our common stock during the quarter at what we believe are attractive prices. This was fueled by our revenue growth and strong year over year key financial results highlighted below as well as excellent net cash provided by operating activities and Free cash flow.” said Scott Turicchi, CEO of Consensus.

FIRST QUARTER UNAUDITED 2026 HIGHLIGHTS

Q1 2026 quarterly revenues increased by $1.3 million to $88.5 million compared to $87.1 million for Q1 2025. This increase was primarily due to an increase of $4.4 million or 8.2% in our Corporate business, partially offset by a decrease of $3.1 million or 9.5% in our small office/home office (“SoHo”) business relating to our strategic initiative.

Net income (1) increased by $3.5 million or 16.7% to $24.7 million in Q1 2026 compared to $21.2 million for Q1 2025. The increase was primarily due to a favorable change in intercompany related foreign exchange gain and loss, as well as a decrease in our interest expense due to debt repurchases and redemption that lowered our outstanding debt balance. Q1 2026 net income margin (1) was 27.9% compared to 24.3% for Q1 2025.

Earnings per diluted share (1) increased to $1.30, or by 21.5% in Q1 2026 compared to $1.07 for Q1 2025. The increase was primarily due to the items discussed above, as well as a lower weighted average share count as a result of share repurchases.

Adjusted EBITDA (3,4) for Q1 2026 of $47.9 million increased compared to Q1 2025 of $47.3 million primarily driven by an increase in revenues partially offset by increases in our marketing spend and personnel-related expenses. Adjusted EBITDA margin (3) was 54.1% and 54.2% in Q1 2026 and Q1 2025, respectively, which were both within our target Adjusted EBITDA margin (3) range of 50% - 55%.

Adjusted net income (1,2) in Q1 2026 increased to $28.9 million from $27.0 million in Q1 2025, primarily driven by an increase in revenues, as well as a favorable reduction in our interest expense due to a lower average outstanding debt balance as a result of our debt repurchases and redemption.

Adjusted earnings per diluted share (1,2) for the quarter increased to $1.52 in Q1 2026 compared to $1.37 in Q1 2025, primarily due to the items discussed above, as well as a lower weighted average share count as a result of share repurchases.

Net cash provided by operating activities in Q1 2026 increased to $45.8 million from $40.9 million in Q1 2025. Free cash flow (5) in Q1 2026 increased to $38.5 million from $33.7 million in Q1 2025. The increase in net cash provided by operating activities and Free cash flow (5) was primarily attributable to an increase in income after excluding noncash items in Q1 2026 compared to Q1 2025.

Key financial results from operations for Q1 2026 versus Q1 2025 are set forth in the following table. Reconciliations of GAAP measures to comparable non-GAAP financial measures accompany this press release.

(Unaudited, in thousands except per share amounts and percentages)			Favorable / (Unfavorable)
	Q1 2026	Q1 2025	Change
Revenues	$88,467	$87,138	1.5%
Net income (1)	$24,685	$21,152	16.7%
Net income margin (1)	27.9%	24.3%	3.6 pts
Earnings per diluted share (1)	$1.30	$1.07	21.5%
Adjusted net income (1,2)	$28,930	$26,968	7.3%
Adjusted earnings per diluted share (1,2)	$1.52	$1.37	10.9%
Adjusted EBITDA (3,4)	$47,892	$47,250	1.4%
Adjusted EBITDA margin (3)	54.1%	54.2%	(0.1) pts
Net cash provided by operating activities	$45,827	$40,943	11.9%
Free cash flow (5)	$38,455	$33,747	14.0%

Notes:

(1)
The effective tax rates were approximately 23.0% for Q1 2026 and 24.1% for Q1 2025. The non-GAAP effective tax rates were approximately 20.5% for Q1 2026 and 21.2% for Q1 2025. The calculation for net income margin is net income divided by revenues.

(2)
Adjusted net income and Adjusted earnings per diluted share exclude certain non-GAAP items, as defined in the accompanying Reconciliation of GAAP to non-GAAP Financial Measures. Such exclusions totaled $0.22 and $0.30 per diluted share for the three months ended March 31, 2026 and 2025, respectively. Adjusted net income and Adjusted earnings per diluted share are not meant as a substitute for measures calculated in accordance with GAAP, but are presented solely for informational purposes.

(3)
Adjusted EBITDA is defined as earnings before interest expense; interest income; other income (expense), net; income tax expense; depreciation and amortization; and other items used to reconcile earnings per diluted share to Adjusted earnings per diluted share, as presented in the Reconciliation of GAAP to Adjusted non-GAAP Financial Measures. Adjusted EBITDA margin is defined as Adjusted EBITDA divided by revenues. Adjusted EBITDA amounts and Adjusted EBITDA margin are not meant as a substitute for measures calculated in accordance with GAAP, but are presented solely for informational purposes. The most directly comparable GAAP financial measure to Adjusted EBITDA and Adjusted EBITDA margin is net income and net income margin.

(4)	See Net Income to Adjusted EBITDA Reconciliation for the components of Adjusted EBITDA.
(5)
Free cash flow is defined as net cash provided by operating activities, less purchases of property and equipment. Free cash flow amounts are not meant as a substitute for measures calculated in accordance with GAAP, but are solely for informational purposes.

CAPITAL ALLOCATION STRATEGIC INITIATIVES
Including the cash outlays for strategic capital allocation initiatives detailed below, Consensus ended the quarter with $92.3 million in cash and cash equivalents.

The following table consists of our material capital allocation strategic initiatives (in thousands):

Capital Allocation:	Q1 2026	Cumulative Total	Remaining Under the Plan
Debt repurchase program (6)	$—	$222,614	$77,386
Common stock repurchase program (7)	$17,012	$72,145	$27,855

	Q1 2026	2026
Purchases of property and equipment	$7,372	$7,372

Notes:

(6)
On November 9, 2023, the Company’s Board of Directors approved a debt repurchase program, pursuant to which Consensus may reduce, through redemptions, open market purchases, tender offers, privately negotiated purchases or other retirements, a combination of the outstanding principal balance of the previously outstanding senior notes that were due in 2026 and 2028 Senior Notes. The authorization permits an aggregate principal amount reduction of up to $300 million and expires on November 9, 2026.

(7)
On March 1, 2022, the Company’s Board of Directors approved a share buyback program. Under this program, the Company was authorized to purchase in the public market or in off-market transactions up to $100.0 million worth of the Company’s common stock through February 2025. In February 2025, the Company’s Board of Directors authorized and approved a three-year extension of the share repurchase program through February 2028.

FY 2026 GUIDANCE (i)

The following table presents ranges for the Company’s 2026 guidance (in millions, except per share amounts):

	Low	Midpoint	High
Revenue	$350.0	$357.0	$364.0
Adjusted EBITDA	$182.0	$187.5	$193.0
Adjusted earnings per diluted share (ii)	$5.55	$5.75	$5.95

Q2 2026 GUIDANCE (i)

The following table presents ranges for the Company’s Q2 2026 guidance (in millions, except per share amounts):

	Low	Midpoint	High
Revenue	$87.9	$89.9	$91.9
Adjusted EBITDA	$46.4	$48.0	$49.6
Adjusted earnings per diluted share (ii)	$1.43	$1.48	$1.53

Notes:

(i)
Annual and quarterly guidance is provided on a non-GAAP basis, except revenues, only because certain information necessary to calculate the most comparable GAAP measures is unavailable due to the uncertainty and inherent difficulty of predicting the occurrence and the future financial statement impact of certain items. Therefore, as a result of the uncertainty and variability of the nature and amount of future adjustments, which could be significant, we are unable to provide a reconciliation of these measures without unreasonable effort.

(ii)
Annual and quarterly guidance for Adjusted earnings per diluted share excludes share-based compensation, amortization of acquired intangibles, intercompany related foreign exchange (gain) loss and certain gains or costs related to non-routine and other matters that are nonrecurring, in each case net of tax. The non-GAAP effective tax rate for Q2 2026 and FY 2026 is expected to be between 19.7% and 21.7%.

About Consensus Cloud Solutions

Consensus Cloud Solutions, Inc. (NASDAQ: CCSI) is a global leader in digital cloud fax technology. With over 25 years of success with eFax® at its core, the Company has evolved to be a trusted provider of interoperability solutions, leveraging artificial intelligence and secure data exchange to transform digital information, automate critical workflows, and maximize operational efficiencies. Consensus offers select services with independently audited compliance controls and enterprise grade security, making it a preferred partner for heavily regulated industries including healthcare, the public sector, financial services, insurance, real estate, and manufacturing. For more information about Consensus, visit consensus.com.

Contact:

Laura Hinson
Consensus Cloud Solutions, Inc.
844-211-1711
investor@consensus.com

“Safe Harbor” Statement Under the Private Securities Litigation Reform Act of 1995: Certain statements in this press release are “forward-looking statements” within the meaning of The Private Securities Litigation Reform Act of 1995. These forward-looking statements are based on management’s current expectations or beliefs and are subject to numerous assumptions, risks and uncertainties that could cause actual results to differ materially from those described in the forward-looking statements. These factors and uncertainties include, among other items: the Company’s ability to grow fax revenues, profitability and cash flows; the Company’s ability to identify, close and successfully transition acquisitions; subscriber growth and retention; variability of the Company’s revenue based on changing conditions in particular industries and the economy generally; protection of the Company’s proprietary technology or infringement by the Company of intellectual property of others; the risk of adverse changes in the U.S. or international regulatory environments, including but not limited to the imposition or increase of taxes or regulatory-related fees; general economic and political conditions, including political tensions and war (such as the ongoing conflict in Ukraine and the Middle East); the impact of new or additional tariffs or other trade restrictions, and the impacts of a U.S. federal government shutdown; and the numerous other factors set forth in Consensus’ filings with the Securities and Exchange Commission (“SEC”). For a more detailed description of the risk factors and uncertainties affecting Consensus, refer to the 2025 Annual Report on Form 10-K filed by Consensus on February 13, 2026, and the other reports filed by Consensus from time-to-time with the SEC, each of which is available at www.sec.gov. The forward-looking statements provided in this press release are subject to change. Although management’s expectations may change after the date of this press release, the Company undertakes no obligation to revise or update these statements.

About non-GAAP Financial Measures

To supplement our condensed consolidated financial statements, which are prepared and presented in accordance with GAAP, we use the following non-GAAP financial measures: Adjusted net income, Adjusted earnings per diluted share, Adjusted EBITDA, Adjusted EBITDA margin and Free cash flow. The presentation of this non-GAAP financial information is not intended to be considered in isolation from, or as a substitute for, or superior to, the financial information prepared and presented in accordance with GAAP.

We use these non-GAAP financial measures for financial and operational decision-making and as a means to evaluate period-to-period comparisons. Our management believes that these non-GAAP financial measures provide meaningful supplemental information regarding our performance and liquidity by excluding certain expenses and expenditures that may not be indicative of our recurring core business operating results. We believe that both management and investors benefit from referring to these non-GAAP financial measures in assessing our performance and when planning, forecasting, and analyzing future periods. These non-GAAP financial measures also facilitate management’s internal comparisons to our historical performance and liquidity. We believe these non-GAAP financial measures are useful to investors both because (1) they allow for greater transparency with respect to key metrics used by management in its financial and operational decision-making and (2) they are used by our institutional investors and the analyst community to help them analyze the health of our business.

For more information on these non-GAAP financial measures, please see the appropriate GAAP to non-GAAP reconciliation tables included within the attached Exhibit to this Release.

CONSENSUS CLOUD SOLUTIONS, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEETS
(UNAUDITED, IN THOUSANDS EXCEPT SHARE AND PER SHARE DATA)

	March 31, 2026	December 31, 2025
ASSETS
Cash and cash equivalents	$92,294	$74,685
Accounts receivable, net of allowances of $2,865 and $3,105, respectively	24,406	23,686
Prepaid expenses and other current assets	13,530	18,788
Total current assets	130,230	117,159
Property and equipment, net	120,789	116,869
Operating lease right-of-use assets	4,724	5,098
Intangibles, net	38,209	38,761
Goodwill	351,297	352,939
Deferred income taxes	21,149	21,666
Other assets	12,341	11,323
TOTAL ASSETS	$678,739	$663,815

LIABILITIES AND STOCKHOLDERS’ EQUITY
Accounts payable and accrued expenses	$40,485	$36,045
Income taxes payable, current	1,890	97
Deferred revenue, current	20,238	19,773
Operating lease liabilities, current	2,522	2,576
Current portion of long-term debt	7,046	7,047
Total current liabilities	72,181	65,538
Long-term debt, net of current portion	549,781	551,322
Deferred revenue, noncurrent	1,484	1,567
Operating lease liabilities, noncurrent	9,166	9,754
Liability for uncertain tax positions	14,876	14,484
Deferred income taxes	9,054	7,176
Other long-term liabilities	194	201
TOTAL LIABILITIES	656,736	650,042
Commitments and contingencies
Common stock, $0.01 par value. Authorized 120,000,000; total issued is 21,097,257 and 21,057,258 shares and total outstanding is 18,397,950 and 18,958,448 shares as of March 31, 2026 and December 31, 2025, respectively	211	211
Treasury stock, at cost (2,699,307 and 2,098,810 shares as of March 31, 2026 and December 31, 2025, respectively)	(72,646)	(55,476)
Additional paid-in capital	81,254	76,984
Retained earnings	25,534	849
Accumulated other comprehensive loss	(12,350)	(8,795)
TOTAL STOCKHOLDERS’ EQUITY	22,003	13,773
TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$678,739	$663,815

CONSENSUS CLOUD SOLUTIONS, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF INCOME
(UNAUDITED, IN THOUSANDS EXCEPT SHARE AND PER SHARE DATA)

	Three Months Ended March 31,
	2026	2025
Revenues	$88,467	$87,138

Cost of revenues (1)	16,900	18,070
Gross profit	71,567	69,068
Operating expenses:
Sales and marketing (1)	13,816	12,788
Research, development and engineering (1)	1,916	1,712
General and administrative (1)	18,093	17,071
Total operating expenses	33,825	31,571
Income from operations	37,742	37,497
Interest expense	(7,763)	(8,976)
Interest income	661	451
Other income (expense), net	1,416	(1,097)
Income before income taxes	32,056	27,875
Income tax expense	7,371	6,723
Net income	$24,685	$21,152

Net income per common share:
Basic	$1.32	$1.08
Diluted	$1.30	$1.07

Weighted average shares outstanding:
Basic	18,705,051	19,530,579
Diluted	19,041,227	19,690,822

(1) Includes share-based compensation expense as follows:
Cost of revenues	$442	$476
Sales and marketing	751	714
Research, development and engineering	138	105
General and administrative	2,933	2,969
Total	$4,264	$4,264

CONSENSUS CLOUD SOLUTIONS, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(UNAUDITED, IN THOUSANDS)

	Three Months Ended March 31,
	2026	2025
Cash flows from operating activities:
Net income	$24,685	$21,152
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	4,898	5,178
Amortization of financing costs and discounts	380	420
Non-cash operating lease costs	374	394
Share-based compensation	4,264	4,264
Provision for doubtful accounts	1,337	1,417
Deferred income taxes, net	1,890	33
Loss on extinguishment of debt	—	77
Changes in operating assets and liabilities:
Decrease (increase) in:
Accounts receivable	(2,305)	(3,148)
Prepaid expenses and other current assets	5,253	4,710
Other assets	(1,065)	105
Increase (decrease) in:
Accounts payable and accrued expenses	3,712	3,276
Income taxes payable	2,237	2,215
Deferred revenue	425	829
Operating lease liabilities	(642)	(393)
Liability for uncertain tax positions	392	418
Other liabilities	(8)	(4)
Net cash provided by operating activities	45,827	40,943
Cash flows from investing activities:
Purchases of property and equipment	(7,372)	(7,196)
Purchase of investments	—	(5,000)
Net cash used in investing activities	(7,372)	(12,196)
Cash flows from financing activities:
Repayment of term loan	(1,875)	—
Repurchase of common stock	(17,012)	(34)
Taxes paid related to net share settlement	(734)	(339)
Repurchase of debt	—	(9,749)
Net cash used in financing activities	(19,621)	(10,122)
Effect of exchange rate changes on cash and cash equivalents	(1,225)	1,229
Net change in cash and cash equivalents	17,609	19,854
Cash and cash equivalents at beginning of period	74,685	33,545
Cash and cash equivalents at end of period	$92,294	$53,399

CONSENSUS CLOUD SOLUTIONS, INC. AND SUBSIDIARIES
NET INCOME TO ADJUSTED NET INCOME RECONCILIATION
(UNAUDITED, IN THOUSANDS, EXCEPT SHARE AND PER SHARE AMOUNTS)

The following table sets forth the reconciliation of Net income to Adjusted net income for the three months ended March 31, 2026 and 2025:

	Three Months Ended March 31,
	2026	Per Diluted Share	2025	Per Diluted Share
Net income	$24,685	$1.30	$21,152	$1.07
Plus:
Share-based compensation (a)	4,264	0.22	4,264	0.22
Foreign exchange (gain) loss (b)	(1,450)	(0.08)	1,099	0.06
Amortization of acquired intangibles (c)	526	0.03	615	0.03
Intra-entity transfers (d)	838	0.05	828	0.04
Debt extinguishment loss (e)	—	—	77	—
Other (f)	988	0.05	311	0.02
Income tax impact of above items	(921)	(0.05)	(1,378)	(0.07)
Adjusted net income	$28,930	$1.52	$26,968	$1.37
Adjusted net income as calculated above represents net income and the items used to reconcile GAAP to non-GAAP financial measures, including (a) share-based compensation; (b) intercompany related foreign exchange (gain) loss; (c) amortization of acquired intangibles; (d) intra-entity transfers; (e) debt extinguishment loss; (f) other benefits or costs related to non-routine and other matters; and (g) income tax impact. Adjusted net income and weighted average diluted shares are then used to calculate Adjusted earnings per diluted share. The Company discloses these measures as a supplemental non-GAAP financial performance measure, as it believes it is a useful metric by which to compare the performance of its business from period to period. The Company also understands that measures are broadly used by analysts, rating agencies and investors in assessing our performance. Accordingly, the Company believes that the presentation of these measures provides useful information to investors.
Adjusted net income and Adjusted earnings per diluted share are not calculated in accordance with, or presented as an alternative to, net income or earnings per diluted share, and may be different from similarly or identically named non-GAAP measures used by other companies. In addition, these measures are not based on any comprehensive set of accounting rules or principles. These non-GAAP measures have limitations in that they do not reflect all of the amounts associated with the Company’s results of operations determined in accordance with GAAP.

Non-GAAP Financial Measures

To supplement its unaudited condensed consolidated financial statements, the Company uses the following non-GAAP financial measures: Adjusted net income, Adjusted earnings per diluted share, Adjusted EBITDA, Adjusted EBITDA margin and Free cash flow (collectively the “non-GAAP financial measures”). The presentation of this financial information is not intended to be considered in isolation or as a substitute for, or superior to, the financial information prepared and presented in accordance with U.S. GAAP. The Company uses these non-GAAP financial measures for financial and operational decision making and as a means to evaluate period-to-period comparisons. The Company believes that they provide useful information about core operating results, enhance the overall understanding of past financial performance and future prospects, and allow for greater transparency with respect to key metrics used by management in its financial and operational decision making.

The Company’s non-GAAP financial measures are adjusted for the following items:

(a) Share-based compensation. The Company excludes share-based compensation because it is non-cash in nature and because the Company believes that the non-GAAP financial measures excluding this item provides meaningful supplemental information regarding the operational performance of the business. In addition, excluding this item from the non-GAAP measures facilitates comparisons to historical operating results and comparisons to peers, many of which similarly exclude this item.

(b) Foreign exchange (gain) loss. The Company excludes intercompany related gains or losses associated with foreign exchange. The Company believes that the non-GAAP financial measures excluding this item provide meaningful supplemental information regarding the operational performance of the business. In addition, excluding this item from the non-GAAP measures facilitates comparisons to historical operating results and comparisons to peers, many of which similarly exclude this item.

(c) Amortization of acquired intangibles. The Company excludes amortization of patents and acquired intangible assets because it is non-cash in nature and because the Company believes that the non-GAAP financial measures excluding this item provide meaningful supplemental information regarding the operational performance of the business. In addition, excluding this item from the non-GAAP measures facilitates comparisons to historical operating results and comparisons to peers, many of which similarly exclude this item.

(d) Intra-entity transfers. The Company excludes certain effects of intra-entity transfers to the extent the related tax asset or liability in the financial statement is not recovered or settled, respectively, during the year. During December 2019, the Company entered into an intra-entity asset transfer that resulted in the recording of a tax benefit and related tax asset representing tax deductible amounts to be realized in future years which is expected to be recovered over a period of up to 20 years. The Company believes that excluding the cumulative future unrealized benefit of the assets transferred in 2019 and amortization of the tax asset in the subsequent years in the non-GAAP financial measures, thereby presenting the tax benefit in the non-GAAP measures in the year of realization, provides meaningful supplemental information regarding operational performance and facilitates comparisons to historical operating results.

(e) Debt extinguishment loss. The Company excludes certain gains or losses associated with the retirement of our debt. The Company believes that the non-GAAP financial measures excluding this item provide meaningful supplemental information regarding the operational performance of the business. In addition, excluding this item from the non-GAAP measures facilitates comparisons to historical operating results and comparisons to peers, many of which similarly exclude this item.

(f) Other. The Company excludes certain benefits or costs related to non-routine and other matters. The Company believes that the non-GAAP financial measures excluding this item provide meaningful supplemental information regarding the operational performance of the business. In addition, excluding this item from the non-GAAP measures facilitates comparisons to historical operating results.

CONSENSUS CLOUD SOLUTIONS, INC. AND SUBSIDIARIES
NET INCOME TO ADJUSTED EBITDA RECONCILIATION
(UNAUDITED, IN THOUSANDS)

The following table sets forth a reconciliation of Net income to Adjusted EBITDA, the most directly comparable GAAP financial measure.

	Three Months Ended March 31,
	2026	2025
Net income	$24,685	$21,152
Plus:
Interest expense	7,763	8,976
Interest income	(661)	(451)
Other (income) expense, net	(1,416)	1,097
Income tax expense	7,371	6,723
Depreciation and amortization	4,898	5,178
EBITDA:
Plus:
Share-based compensation	4,264	4,264
Other	988	311
Adjusted EBITDA	$47,892	$47,250
Adjusted EBITDA as calculated above represents earnings before interest expense, interest income, other (income) expense, net, income tax expense, depreciation and amortization and the items used to reconcile GAAP to non-GAAP financial measures, including share-based compensation and other benefits or costs related to non-routine and other matters. The Company discloses Adjusted EBITDA as a supplemental non-GAAP financial performance measure, as it believes it is a useful metric by which to compare the performance of its business from period to period. The Company also understands that measures similar to Adjusted EBITDA are broadly used by analysts, rating agencies and investors in assessing our performance. Accordingly, the Company believes that the presentation of Adjusted EBITDA provides useful information to investors.
Adjusted EBITDA is not calculated in accordance with, or presented as an alternative to, net income, and may be different from similarly or identically named non-GAAP measures used by other companies. In addition, Adjusted EBITDA is not based on any comprehensive set of accounting rules or principles. This Adjusted non-GAAP measure has limitations in that it does not reflect all of the amounts associated with the Company’s results of operations determined in accordance with GAAP.

CONSENSUS CLOUD SOLUTIONS, INC. AND SUBSIDIARIES
NET CASH PROVIDED BY OPERATING ACTIVITIES TO FREE CASH FLOW RECONCILIATION
(UNAUDITED, IN THOUSANDS)

	Three Months Ended March 31,
	2026	2025
Net cash provided by operating activities	$45,827	$40,943
Less: Purchases of property and equipment	(7,372)	(7,196)
Free cash flow	$38,455	$33,747

Net cash provided by operating activities in Q1 2026 increased to $45.8 million from $40.9 million in Q1 2025. Free cash flow in Q1 2026 increased to $38.5 million from $33.7 million in Q1 2025. The increase in net cash provided by operating activities and Free cash flow was primarily attributable to an increase in income after excluding noncash items in Q1 2026 compared to Q1 2025.

The term Free cash flow is defined as net cash provided by operating activities, less purchases of property and equipment. The Company discloses Free cash flow as a supplemental non-GAAP financial performance measure, as it believes it is a useful metric by which to compare the performance of its business from period to period. The Company also understands that this non-GAAP measure is broadly used by analysts, rating agencies and investors in assessing the Company’s performance. Accordingly, the Company believes that the presentation of this non-GAAP financial measure provides useful information to investors.

Free cash flow is not calculated in accordance with, or presented as an alternative to, net cash provided by operating activities, and may be different from non-GAAP measures with similar or even identical names used by other companies. In addition, Free cash flow is not based on any comprehensive set of accounting rules or principles. This non-GAAP measure has limitations in that it does not reflect all of the amounts associated with the Company’s results of operations determined in accordance with GAAP.

Key Performance Metrics (Unaudited)

The following table sets forth certain key performance metrics for Consensus for the three months ended March 31, 2026 and 2025 (in thousands, except for percentages and Average Revenue per Customer Account):

	Three Months Ended March 31,
	2026	2025
Corporate revenue	$58,722	$54,289
Corporate customer accounts (1)	65	60
Corporate Average Revenue per Customer Account (“ARPA”) (1,2)	$305.59	$304.50
Corporate paid adds (3)	7	5
Corporate monthly account churn (4)	3.00%	2.32%

SoHo revenue	$29,745	$32,849
SoHo customer accounts (1)	645	701
SoHo ARPA (1,2)	$15.46	$15.39
SoHo paid adds (3)	87	58
SoHo monthly account churn (4)	3.92%	3.52%
(1) Consensus customers are defined as paying Corporate and SoHo customer accounts. In the first quarter of 2026, we removed duplicate accounts from the number of Corporate customer accounts. As previously disclosed, in the second quarter of 2025, we eliminated dormant accounts not contributing to revenue from the number of SoHo customer accounts. The prior year period has been revised for consistency with the current year, and all metrics calculated based on the number of customer accounts (including ARPA and monthly account churn %) are calculated based on the revised number. As a result of these changes, the prior year period Corporate and SoHo customer accounts decreased by a nominal amount and 29 thousand, respectively.

(2) Represents a monthly ARPA for the quarter and is calculated as follows: Monthly ARPA on a quarterly basis is calculated using our standard convention of dividing revenue for the quarter by the average of the quarter’s beginning and ending customer base and dividing that amount by 3 months. Consensus believes ARPA provides investors an understanding of the average monthly revenues we recognize per account associated within Consensus’ customer base. As ARPA varies based on fixed subscription fee and variable usage components, Consensus believes it can serve as a measure by which investors can evaluate trends in the types of services, levels of services and the usage levels of those services across Consensus’ customers.

(3) Paid Adds represents paying new Consensus customer accounts added during the periods presented.

(4) Monthly churn represents paid monthly Corporate and SoHo customer accounts that were cancelled during each month of the quarter divided by the average number of customers during each month of the same quarter (including the paid adds). The period measured is the quarter and expressed as a monthly churn rate over the quarter period.